Exhibit 99.1

Sterling Bancorp Announces Filing of

Form 10-K for the Year Ended December 31, 2019 and Updated 2019 Financial Results

Reports 2019 Net Income of $29.2 Million

Southfield, Michigan, October 6, 2020 — Sterling Bancorp, Inc. (NASDAQ: SBT) (the “Company”), the holding company of Sterling Bank and Trust, F.S.B. (the “Bank”), today announced that the audit of its consolidated financial statements for the year ended December 31, 2019 has been completed and the Company has filed its 2019 Annual Report on Form 10-K (the “2019 Form 10-K”) with the Securities and Exchange Commission. As previously reported, the Company was unable to timely file the 2019 Form 10-K and its Quarterly Reports on Form 10-Q for the first and second quarters of 2020 as a result of (i) additional review and procedures, including on the part of the Company’s independent auditors, relating to the circumstances that led to the previously-reported suspension and permanent discontinuation of the Advantage Loan Program, and (ii) an internal review relating to the permanently discontinued Advantage Loan Program, which has been led by outside legal counsel under the direction of a special committee of independent directors. The Company expects to file its Quarterly Reports on Form 10-Q for the first and second quarters of 2020 within the next few weeks.

The Company previously announced its fourth quarter and full year 2019 unaudited financial results in a press release issued on January 29, 2020. In connection with the completion of the audit of its consolidated financial statements, the Company revised its consolidated statements of income for the year ended December 31, 2019 to reflect the establishment of a loan repurchase liability of $7.8 million and a contingent loss liability of $25.0 million as of December 31, 2019. The loan repurchase liability relates primarily to the sale of loans originated under the Advantage Loan Program and the contingent loss liability relates to previously-disclosed litigation and investigations stemming from the Advantage Loan program. The Company originally had established these liabilities as of March 31, 2020, as announced in the Company’s first quarter financial highlights press release issued on June 1, 2020.

Set forth below are revised year end 2019 financial highlights. The Company’s revised consolidated balance sheets for the years ended December 31, 2019 and 2018 and consolidated statements of income for the years ended December 31, 2019, 2018 and 2017, as filed with the 2019 Form 10-K, are included at the end of this press release.

Year End 2019 Financial Highlights

•	Net income of $29.2 million
•	Net income per diluted share of $0.57
•	Non-interest expense of $87.7 million, reflecting the establishment of a loan repurchase liability of $7.8 million and a contingent loss liability of $25.0 million as of December 31, 2019, as well as $6.0 million of professional fees and other expenses incurred in connection with the previously disclosed issues related to the Bank’s residential lending practices
•	Return on average assets of 0.89%
•	Return on average shareholders’ equity of 8.41%
•	Net interest margin of 3.78%
•	Non-performing loans of $14.8 million
•	Allowance for loan losses to non-performing loans of 147%
•	Shareholders’ equity of $332.6 million

Thomas M. O’Brien, Chairman, President and Chief Executive Officer of the Company, stated “We are pleased to have achieved this filing milestone for the Company along the road to addressing the various challenges facing the Company in 2020. We expect to have our Quarterly Reports on Form 10-Q for the first two quarters of 2020 filed very soon. We are currently on schedule to file our 2020 third quarter Form 10-Q within the SEC required time frame, and expect to release our third quarter earnings shortly before then. We will continue to work hard to bring the Company into full regulatory compliance and achieve sustainable profitable operations as quickly as possible.”

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California, New York City and Bellevue, Washington. Sterling offers loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “predict,” “project,” “potential,” “could,” “would,” “should” or similar terminology, including references to assumptions. Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events that may be subject to circumstances beyond our control; increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment; changes in deposit flows, loan demand or collateral values; changes in accounting principles, policies or guidelines; changes in general economic, business and political conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate, securities or financial markets or the banking industry; legislative or regulatory changes; supervision and examination by the OCC and the Board of Governors of the Federal Reserve System; our ability to successfully implement technological changes; our ability to successfully consummate new business initiatives; litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, including litigation and investigations relating to our residential lending practices and the Advantage Loan Program; the outcomes of such litigation and investigations, including the risk of civil or criminal enforcement action, regulatory restrictions on the Bank’s activities, financial penalties or judgments, other adverse consequences, and any resulting effects on the Company’s business, financial condition, and/or results of operations; losses from such litigation and investigations that may be materially higher than expected and that may materially exceed our contingency reserves; repurchase requests related to the sale of loans originated under the Advantage Loan Program may be materially higher than expected and result in repurchase obligations that may materially exceed our loan repurchase reserves; our ability to comply with Nasdaq’s continued listing requirements and the possibility that our shares will be delisted if such requirements are not satisfied; our ability to implement enhanced risk management policies, procedures and controls commensurate with shifts in our business strategies and regulatory expectations; the occurrence of natural and other disasters, pandemics, terrorist activities, significant political events, cyberattacks, security breaches or system failures that affect us or our counterparties or service providers, including the COVID-19 pandemic and the regulatory and governmental actions implemented in response to COVID-19; and the risks, uncertainties, and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 6, 2020, subsequent periodic reports and future periodic reports. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update, revise, or correct any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, the receipt of new information, or otherwise.

Contacts:

Financial Profiles, Inc.

Larry Clark

310-622-8223

Matthew Keating

310-622-2230

SBT@finprofiles.com

Sterling Bancorp, Inc.
Consolidated Balance Sheets
(dollars in thousands)

	December 31,
	2019	2018
Assets
Cash and due from banks	$77,819	$52,526
Interest-bearing time deposits with other banks	1,025	1,100
Investment securities	152,544	148,896
Mortgage loans held for sale	1,337	1,248
Loans, net of allowance for loan losses of $21,730 and $21,850	2,891,530	2,895,953
Accrued interest receivable	13,718	13,529
Mortgage servicing rights, net	9,765	10,633
Leasehold improvements and equipment, net	9,198	9,489
Operating lease right-of-use assets	18,715	—
Federal Home Loan Bank stock, at cost	22,950	22,950
Cash surrender value of bank-owned life insurance	31,917	31,302
Deferred tax asset, net	12,095	6,122
Other assets	2,271	3,026
Total assets	$3,244,884	$3,196,774

Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing deposits	$77,563	$76,815
Interest-bearing deposits	2,417,877	2,375,870
Total deposits	2,495,440	2,452,685
Federal Home Loan Bank borrowings	229,000	293,000
Subordinated notes, net	65,179	65,029
Operating lease liabilities	19,868	—
Accrued expenses and other liabilities	102,783	51,003
Total liabilities	2,912,270	2,861,717

Commitments and Contingencies (Note 19)

Shareholders' equity:
Preferred stock, authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, no par value, authorized 500,000,000 shares; issued and outstanding 49,944,473 and 53,012,283 shares at December 31, 2019 and 2018, respectively	80,889	111,238
Additional paid-in capital	13,210	12,713
Retained earnings	238,319	211,115
Accumulated other comprehensive income (loss)	196	(9)
Total shareholders' equity	332,614	335,057
Total liabilities and shareholders' equity	$3,244,884	$3,196,774

Sterling Bancorp, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share amounts)

	Year Ended December 31,
	2019	2018	2017
Interest income
Interest and fees on loans	$168,955	$157,499	$122,789
Interest and dividends on investment securities and restricted stock	4,976	3,679	1,890
Other interest	1,438	593	157
Total interest income	175,369	161,771	124,836

Interest expense
Interest on deposits	45,693	32,031	17,570
Interest on Federal Home Loan Bank borrowings	3,991	4,951	3,795
Interest on subordinated notes	4,701	4,689	4,070
Total interest expense	54,385	41,671	25,435

Net interest income	120,984	120,100	99,401
Provision (recovery) for loan losses	(133)	3,229	2,700
Net interest income after provision (recovery) for loan losses	121,117	116,871	96,701

Non-interest income
Service charges and fees	444	379	253
Investment management and advisory fees	1,577	2,035	2,338
Gain on sale of investment securities	6	86	119
Gain (loss) on sale of mortgage loans held for sale	396	240	(381)
Gain on sale of portfolio loans	5,970	16,433	10,062
Unrealized gains (losses) on equity securities	114	(87)	—
Net servicing income	238	1,381	407
Income on cash surrender value of bank-owned life insurance	1,275	1,193	1,175
Other	1,427	377	535
Total non-interest income	11,447	22,037	14,508

Non-interest expense
Salaries and employee benefits	29,503	28,438	23,778
Occupancy and equipment	8,988	7,250	5,986
Professional fees	5,984	3,118	1,673
Advertising and marketing	1,364	1,640	1,025
FDIC assessments	436	1,447	1,296
Data processing	1,233	1,223	1,059
Provision for mortgage repurchase liability	7,823	—	—
Provision for contingent losses	25,000	—	—
Other	7,342	7,220	5,944
Total non-interest expense	87,673	50,336	40,761

Income before income taxes	44,891	88,572	70,448
Income tax expense	15,643	25,104	32,471
Net income	$29,248	$63,468	$37,977

Income per share, basic and diluted	$0.57	$1.20	$0.82

Weighted average common shares outstanding:
Basic	51,115,986	52,963,308	46,219,367
Diluted	51,127,879	52,965,567	46,219,367

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